EXHIBIT 99















                        SHORELINE FINANCIAL CORPORATION
                          401(k)/PROFIT SHARING PLAN

                             FINANCIAL STATEMENTS
                           December 31, 1995 and 1994































                        SHORELINE FINANCIAL CORPORATION

                          401(k)/PROFIT SHARING PLAN
                           Benton Harbor, Michigan

                            FINANCIAL STATEMENTS
                          December 31, 1995 and 1994







                                  CONTENTS








REPORT OF INDEPENDENT AUDITORS. . . . . . . . . . . . . . . . . . . .    1


FINANCIAL STATEMENTS

   STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND
     INFORMATION (MODIFIED CASH BASIS). . . . . . . . . . . . . . . .    3

   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
     WITH FUND INFORMATION (MODIFIED CASH BASIS). . . . . . . . . . .    5

   NOTES TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . .    6


SUPPLEMENTAL SCHEDULES REPORTED ON SCHEDULE G . . . . . . . . . . . .   12

















                      REPORT OF INDEPENDENT AUDITORS


Shoreline Financial Corporation
401(k)/Profit Sharing Plan
Benton Harbor, Michigan


We have audited the accompanying statements of net assets available for benefits (modified cash basis) of Shoreline Financial Corporation
401(k)/Profit Sharing Plan as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits (modified cash basis) for the year ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as explained in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, investment assets held by Shoreline Bank, the trustee of the Plan, and transactions in those assets were excluded from the scope of our audit of the Plan's 1994 financial statements, except for comparing the information provided by the trustee, which is summarized in
Note 4, with the related information included in the financial statements.

Because of the significance of the 1994 information that we did not audit, we are unable to, and do not, express an opinion on the Plan's 1994 financial statement as of December 31, 1994. The form and content of the information included in the financial statement, other than that derived from the information certified by the trustee, have been audited by us and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.



___________________________________________________________________________

                                                                         1.
As described in Note 2, these financial statements and supplemental schedules are prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements referred to above of Shoreline Financial Corporation 401(k)/Profit Sharing Plan as of December 31, 1995, and for the year then ended present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995, and the changes in net assets available for benefits for the year then ended in conformity with the basis of accounting as described in Note 2.
Our audit of the Plan's financial statements as of and for the year ended December 31, 1995 was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules reported on Schedule G are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Security Act of 1974. The Fund Information in the 1995 statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund.
The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements as of and for the year ended December 31, 1995 and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                   /s/ Crowe, Chizek and Company LLP


                                   Crowe, Chizek and Company LLP

South Bend, Indiana
May 21, 1996












___________________________________________________________________________

                                                                         2.

                       SHORELINE FINANCIAL CORPORATION
                          401(k)/PROFIT SHARING PLAN
                           STATEMENTS OF NET ASSETS
       AVAILABLE FOR BENEFITS WITH FUND INFORMATION (MODIFIED CASH BASIS)
                          December 31, 1995 and 1994
___________________________________________________________________________



                                 . . . . . . . . . . . . . . . . . . . . . . DECEMBER 31, 1995. . . . . . . . . . . . . . . . . .
                                 . . . . . . . . . . . . . . . . . . . . PARTICIPANT DIRECTED . . . . . . . . . . . . . . . . . .
                                                                     FIDELITY
                                  SHORELINE            MONEY          GROWTH &         FIDELITY          FIDELITY     INTERMEDIATE
                                    STOCK              MARKET          INCOME          MAGELLAN          EMERGING      GOVERNMENT
                                     FUND               FUND            FUND             FUND            MARKETS          FUND
ASSETS
Investments, at fair value
 (Notes 2 and 3)
  Common stock                    $1,763,674         $      -         $      -         $      -         $      -         $      -
 Mutual funds                              -                -          714,755          786,631          108,523          182,139
 Cash equivalents                          -          887,879                -                -                -                -
 Loans to Plan
  participants                             -                -                -                -                -                -
   Total investments               1,763,674          887,879          714,755          786,631          108,523          182,139

Cash                                       -                -                -                -                -                -
 Total assets                      1,763,674          887,879          714,755          786,631          108,523          182,139

NET ASSETS
 AVAILABLE
 FOR BENEFITS                     $1,763,674         $887,879         $714,755         $786,631         $108,523         $182,139

















                 FED GNMA
MAX-CAP          MORTGAGE          LOANS
 #39             SECURITY         TO PLAN                                PLAN
 FUND              FUND         PARTICIPANTS        OTHER               TOTALS
$     -          $     -          $      -          $    -          $1,763,674
 71,669           31,898                 -               -           1,895,615
      -                -                 -               -             887,879

      -                -           185,563               -             185,563
 71,669           31,898           185,563               -           4,732,731

      -                -                 -           2,533               2,533
 71,669           31,898           185,563           2,533           4,735,264



$71,669          $31,898          $185,563          $2,533          $4,735,264


























___________________________________________________________________________

                   (Continued)

                                                                          3.

                       SHORELINE FINANCIAL CORPORATION
                          401(k)/PROFIT SHARING PLAN
                           STATEMENTS OF NET ASSETS
       AVAILABLE FOR BENEFITS WITH FUND INFORMATION (MODIFIED CASH BASIS)
                          December 31, 1995 and 1994
___________________________________________________________________________



                                  . . . . . . . . . . . . . . . DECEMBER 31, 1994. . . . . . . . . . . . . . . . . .
                                 . . . . . . . . . . . . . . . PARTICIPANT DIRECTED. . . . . . . . . . . . . . . . .
                                                                     FIDELITY
                                  SHORELINE            MONEY          GROWTH &         FIDELITY        INTERMEDIATE
                                    STOCK              MARKET          INCOME          MAGELLAN         GOVERNMENT
                                     FUND               FUND            FUND             FUND              FUND
ASSETS
Investments, at fair value
 (Notes 2 and 4)
 Common stock                     $1,437,564         $      -         $      -         $      -         $      -
 Mutual funds                              -                -          553,335          534,907          112,924
 Cash equivalents                          -          758,151                -                -                -
 Loans to Plan
  participants                             -                -                -                -                -
   Total investments               1,437,564          758,151          553,335          534,907          112,924

Cash                                       -                -                -                -                -
 Total assets                      1,437,564          758,151          553,335          534,907          112,924

NET ASSETS
 AVAILABLE
 FOR BENEFITS                     $1,437,564         $758,151         $553,335         $534,907         $112,924

















                 FED GNMA
MAX-CAP          MORTGAGE          LOANS
 #39             SECURITY         TO PLAN                                PLAN
 FUND              FUND         PARTICIPANTS        OTHER               TOTALS
$     -          $     -          $      -          $    -          $1,437,564
 77,049           30,688                 -               -           1,308,903
      -                -                 -               -             758,151

      -                -           202,531               -             202,531
 77,049           30,688           202,531               -           3,707,149

      -                -                 -           6,746               6,746
 77,049           30,688           202,531           6,746           3,713,895



$77,049          $30,688          $202,531          $6,746          $3,713,895


























___________________________________________________________________________

 See accompanying notes to financial statements.

                                                                          4.

                       SHORELINE FINANCIAL CORPORATION
                          401(k)/PROFIT SHARING PLAN
                           STATEMENTS OF NET ASSETS
       AVAILABLE FOR BENEFITS WITH FUND INFORMATION (MODIFIED CASH BASIS)
                          December 31, 1995 and 1994
___________________________________________________________________________

                                 . . . . . . . . . . . . . . . . . . . . PARTICIPANT DIRECTED . . . . . . . . . . . . . . . . . .
                                                                     FIDELITY
                                  SHORELINE            MONEY          GROWTH &         FIDELITY          FIDELITY     INTERMEDIATE
                                    STOCK              MARKET          INCOME          MAGELLAN          EMERGING      GOVERNMENT
                                     FUND               FUND            FUND             FUND            MARKETS          FUND
Additions to net assets
attributed to
 Investment income
  Net appreciation in fair
   value of investments
   (Notes 2 and 3)                $  233,734         $      -         $183,391         $208,147         $  3,666         $  8,779
  Interest                                 -                -                -                -                -                -
  Dividends                           63,815           49,233           12,697            5,270            1,828            8,121
   Total investment
   income                            297,549           49,233          196,088          213,417            5,494           16,900
 Contributions
  Employer                           152,772           89,932           59,164           64,860           20,141            9,091
  Participants                       130,644           62,097           72,264           77,711           31,073           10,278
   Total contributions               283,416          152,029          131,410          142,571           51,214           19,369

   Total additions                   580,965          201,262          327,498          355,988           56,708           36,269

Deductions from net assets
attributed to
 Benefits paid to partici-
  pants and beneficiaries            245,527           98,214          104,127           95,982            1,449            8,541
 Administrative expenses                   -                -                -                -                -                -

   Total deductions                  245,527           98,214          104,127           95,982            1,449            8,541

Interfund transfers, net              (9,328)          26,680          (61,951)          (8,282)          53,264           41,487

NET INCREASE (DECREASE)              326,110          129,728          161,420          251,724          108,523           69,215

Net assets available for
benefits
 Beginning of year                 1,437,564          758,151          553,335          534,907                -          112,924

 End of year                      $1,763,674         $887,879         $714,755         $786,631         $108,523         $182,139


                 FED GNMA
MAX-CAP          MORTGAGE          LOANS
 #39             SECURITY         TO PLAN                                PLAN
 FUND              FUND         PARTICIPANTS        OTHER               TOTALS





$ 9,649          $ 2,598          $      -          $    -          $  649,964
      -                -            16,140               -              16,140
  1,813            2,598                 -               -             145,375

 11,462            5,196            16,140               -             811,479

  8,984            3,341                 -               -             408,267
  2,014            3,476                 -               -             389,557
 10,998            6,817                 -               -             797,824

 22,460           12,013            16,140               -           1,609,303




  3,382            6,138            24,177               -             587,537
      -                -                 -             397                 397

  3,382            6,138            24,177             397             587,934

(24,458)          (4,665)           (8,931)         (3,816)                  -

 (5,380)           1,210           (16,968)         (4,213)          1,021,369



 77,049           30,688           202,531           6,746           3,713,895

$71,669          $31,898          $185,563          $2,533          $4,735,264





___________________________________________________________________________

 See accompanying notes to financial statements.

                                                                          5.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 1 - DESCRIPTION OF PLAN

GENERAL: The Plan is a defined contribution plan subject to the provisions of the Employee Retirement Income Security Act of 1974
("ERISA").

CONTRIBUTIONS: Employer profit sharing contributions are made at the discretion of the Board of Directors of Shoreline Financial Corporation limited to the maximum permitted by the Internal Revenue Code. For 1995, the employer contributions equal 3% of the consolidated net income of Shoreline Financial Corporation before federal income taxes and securities gains or losses. In addition, the employer will match 50% of the employee's voluntary salary deferrals up to 4% of compensation. Employee voluntary salary deferrals may not exceed 15%.

PAYMENT OF BENEFITS: The benefit a Plan member is entitled to is provided by employer and employee contributions and income thereon (including net realized and unrealized investment gains and losses) allocated to the member's account. Employees with at least one year of service (as defined) are entitled to participate in the salary deferral feature of the Plan.
Employees with at least two years of service (as defined) are entitled to participate in the employer profit sharing contributions.

VESTING: Participants are credited with one year of vested service for each year in which at least 1,000 hours of service are performed. Participants are 100% vested in employer and employee contributions and income thereon, at all times.

PLAN TERMINATION: Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations. On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of his or her account, or this amount may be paid in installments with interest.


___________________________________________________________________________

                   (Continued)

                                                                          6.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 1 - DESCRIPTION OF PLAN (Continued)

INVESTMENT OPTIONS: Upon enrollment in the Plan, a participant may direct employee and employer contributions in any of seven investment options.

     Shoreline Stock Fund - Funds are invested in shares of the common stock of Shoreline Financial Corporation, the sponsor of the Plan.

     Money Market Fund - Funds are invested in shares of a registered investment company that invests in money market accounts.

     Fidelity Growth and Income Fund - Funds are invested in shares of a registered investment company that invests primarily in dividend-paying common stocks with growth potential. The Fund seeks long-term growth, current income, and growth of income, consistent with reasonable investment risk.

     Fidelity Magellan Fund - Funds are invested in shares of a registered investment company that invests primarily in common stocks and convertible securities with up to 20% of assets invested in debt securities of all types and qualities. The Fund seeks capital appreciation.

     Fidelity Emerging Market - Funds are invested in equity investments outside the United States with emerging economic, countries with developing capital markets, and in companies that present emerging investment opportunities. The Fund normally enters into currency-exchange contracts and may also invest in warrants.
     The Fund seeks capital appreciation.

     Intermediate Government Fund - Funds are invested in
     shares of a registered investment company that invests
     only in U.S. Government securities with remaining
     maturities of five or fewer years.  The Fund seeks
     current income.
___________________________________________________________________________

                   (Continued)
                                                                          7.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 1 - DESCRIPTION OF PLAN (Continued)

     Max-Cap #39 Fund - Funds are invested in shares of a registered investment company that invests only in common stocks weighted approximately the same as those in the S & P 500 Index. The Fund seeks total returns that approximate the total return of the S & P 500
     Index.

     Fed GNMA Mortgage Security Fund - Funds are invested in shares of a registered investment company that normally invests at least 80% of assets in Government National Mortgage Association (GNMA) debt. Other investments may include U.S. Treasury obligations, collateralized mortgage obligations, real-estate mortgage investment conduits, stripped mortgage securities, and other U.S. Government securities. The Fund seeks current income.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The policies and principles which significantly affect the determination of net assets and results of operations are summarized below.

ADOPTION OF PLAN: In 1988, Shoreline Financial Corporation adopted the Shoreline Financial Corporation 401(k)/Profit Sharing
Plan.

ACCOUNTING METHOD: The accounting practices and principles followed by the Shoreline Financial Corporation 401(k)/Profit Sharing Plan are based on the modified cash basis, which differs from generally accepted accounting principles as certain income and expenses are accounted for on the cash basis.

ESTIMATES: The preparation of financial statements on a modified cash basis of accounting requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these

___________________________________________________________________________

                   (Continued)

                                                                          8.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 2 - SUMMARY OF SIGNIFICANT ACOCUNTING POLICIES (Continued)

estimates. It is at least reasonably possible that a significant change may occur in the near term for the estimates of investment valuation.

SECURITY VALUATION: Investments in securities are stated at fair value. Securities traded on security exchanges are valued at the last sales price on the day of valuation. In the absence of any sales, the value is the average of the bid and ask prices on the day of valuation. Securities traded over the counter are valued at the average of the bid and ask prices on the day of valuation. Purchases and sales of securities are recorded on the date the transaction order is executed.

In accordance with the policy of stating investments at fair value, net unrealized appreciation for the year along with gains and losses on sales of investments are reflected in the Statement of Changes in Net Assets Available for Benefits as net appreciation in fair value of investments.

LOAN VALUATION: Loans to Plan participants are stated at cost which approximates fair value.


NOTE 3 - INVESTMENTS

Shoreline Bank, the trustee of the Plan, holds investment assets and executes transactions.

Under the Plan, employees direct where their contributions and the employer's match are to be invested. The Plan's investments are held by a bank-administered trust fund. The following tables present the fair values of those investments for 1995. Investments that represent 5% or more of the Plan's net assets are separately identified.




___________________________________________________________________________

                   (Continued)

                                                                          9.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 3 - INVESTMENTS (Continued)

                                                    FAIR VALUE OF INVESTMENTS
                                                        DECEMBER 31, 1995
                                                    NUMBER OF
                                                    SHARES OR
INVESTMENTS AT FAIR VALUE AS                        PRINCIPAL        FAIR
DETERMINED BY QUOTED MARKET PRICE                    AMOUNT          VALUE
  Money market
    Fidelity Inst Cash I 53                         $887,879        $887,879

  Pooled funds
    Federated GNMA trust                               2,815          31,898
    Federated inter. government trust                 17,038         182,139
    Fidelity Magellan fund #21                         9,149         786,631
    Fidelity growth and income fund #27               26,423         714,755
    Fidelity emerging markets                          7,075         108,523
    Max-Cap fund #39                                   5,317          71,669

  Shoreline Financial Corporation common stock        93,440       1,763,674
                                                                   4,547,168

                                                 NUMBER OF
                                                 SHARES OR
                                                 PRINCIPAL          FAIR
    INVESTMENTS AT ESTIMATED FAIR VALUE            AMOUNT           VALUE
      Loans to Plan participants                  $185,563       $  185,563

        Total investments at fair value                          $4,732,731



___________________________________________________________________________

                   (Continued)

                                                                         10.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 3 - INVESTMENTS (Continued)

During 1995, the Plan's investments (including investments bought, sold, as well as held during the year) appreciated in value by $649,964 as follows:

  Investments at fair value as determined by quoted
   market price
    Pooled funds                                            $416,230
    Shoreline Financial Corporation common stock             233,734

       Net depreciation in fair value of investments        $649,964

                   CONCENTRATION OF CREDIT RISK

The Plan's assets are invested in pooled funds consisting primarily of investments in U.S. Government securities and corporate stocks of corporations located primarily in the United
States. The Plan also invests in Shoreline Financial Corporation common stock. Additionally, temporary investments are made in money market funds.


NOTE 4 - INVESTMENTS - UNAUDITED INFORMATION

Shoreline Bank, the trustee of the Plan, holds investment assets and executes transactions. Substantially all information pertaining to investments included in the 1994 financial statement has been certified by them. This information has not been audited by independent accountants.






___________________________________________________________________________

                   (Continued)

                                                                         11.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 4 - INVESTMENTS - UNAUDITED INFORMATION (Continued)

                                                      FAIR VALUE OF INVESTMENTS
                                                         DECEMBER 31, 1994
                                                    NUMBER OF
                                                    SHARES OR
INVESTMENTS AT FAIR VALUE AS                        PRINCIPAL            FAIR
DETERMINED BY QUOTED MARKET PRICE                    AMOUNT              VALUE
  Money market
    Fidelity Inst Cash I 53                         $758,151          $  758,151

  Pooled funds
    Federated GNMA trust                               2,928              30,688
    Federated inter. government trust                 11,281             112,924
    Fidelity Magellan fund #21                         8,008             534,907
    Fidelity growth and income fund #27               26,237             553,335
    Max-Cap fund #39                                   6,608              77,049

INVESTMENTS AT FAIR VALUE AS
DETERMINED BY QUOTED MARKET PRICE

  Shoreline Financial Corporation common stock        84,563          $1,437,564
                                                                       3,504,618

INVESTMENTS AT ESTIMATED FAIR VALUE

  Loans to Plan participants                        $202,531             202,531

  Total investments at fair value                                     $3,707,149

NOTE 5 - TAX STATUS

The Internal Revenue Service has determined and informed the
Company by letter dated December 20, 1994, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).  The Plan has been amended
___________________________________________________________________________

                   (Continued)

                                                                         12.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 5 - TAX STATUS (Continued)

since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


NOTE 6 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor
Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer and certain others.
Professional fees for the administration and audit of the Plan were paid by the Company.

During 1995, the Plan, under employee direction, purchased 13,318 shares of Shoreline Financial Corporation common stock for a total purchase price of $245,178 and sold 3,212 shares of Shoreline Financial Corporation common stock for $55,526 and realized a gain of $16,830. In addition, there was a 5 percent stock dividend in 1995.

The Plan held the following party-in-interest investments (at market value):

                                                             DECEMBER 31,
                                                          1995          1994
    Shoreline Financial Corporation - Common Stock     $1,763,674     $1,437,564







___________________________________________________________________________

                   (Continued)

                                                                         13.
                 SHORELINE FINANCIAL CORPORATION
                    401(k)/PROFIT SHARING PLAN
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 1995 and 1994
___________________________________________________________________________


NOTE 7 - SUBSEQUENT EVENTS

Shoreline Financial Corporation made additional contributions of $364,234 in 1996 and $298,267 in 1995 which relate to the plan years ended December 31, 1995 and 1994, respectively. As the financial statements are reported on a modified cash basis, these contributions are reported in the year received. Accordingly, the $364,234 contribution will be reflected in the Plan's 1996 financial statements and the $298,267 contribution has been reflected in the Plan's 1995 financial statements.


NOTE 8 - TERMINATED PARTICIPANTS

Included in net assets available for benefits are amounts allocated to individuals who have withdrawn from the Plan.
Amounts allocated to these participants were approximately
$210,200 and $104,300 at December 31, 1995 and 1994,
respectively.





















___________________________________________________________________________



                                                                         14.






















                      SUPPLEMENTAL SCHEDULES






























SCHEDULE G                      FINANCIAL SCHEDULES            OMB No. 1210-0016
(Form 5500)     This schedule may be filed as an attachment to the
               Annual Return/Report Form 5500 under Section 104 of the
                  Employee Retirement Income Security Act of 1974,       1995
Department of the Treasury      referred to as ERISA
Internal Revenue Service                                      THIS FORM IS OPEN
       __________                                           TO PUBLIC INSPECTION

                SEE THE INSTRUCTIONS FOR ITEM 27 OF THE FORM 5500.

    Department of Labor
    Pension and Welfare         ATTACH TO FORM 5500
  Benefits Administration
________________________________________________________________________________

For calendar plan year 1995 or fiscal plan year beginning January 1, 1995, and ending December 31, 1995

________________________________________________________________________________

Name of plan sponsor as shown on line 1a          EMPLOYER IDENTIFICATION
of Form 5500                                              NUMBER
SHORELINE FINANCIAL CORPORATION                         38-2758932

________________________________________________________________________________

Name of Plan                                      Three-digit
SHORELINE FINANCIAL CORPORATION                   plan number         0-0-2
401(k)/PROFIT SHARING PLAN

________________________________________________________________________________

PART I    SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--SEE FORM
          5500, ITEM 27A.
________________________________________________________________________________

                      (b)                                         (c)                                                        (e)
(a)        IDENTITY OF ISSUE, BORROWER,        DESCRIPTION OF INVESTMENT INCLUDING MATURITY DATE,            (d)           CURRENT
            LESSOR, OR SIMILAR PARTY           RATE OF INTEREST, COLLATERAL, PAR OR MATURITY VALUE           COST           VALUE
         Fidelity Investments                  887,879 shares, Money Market-Mutual Fund                     887,879        887,879

         Federated U.S. Government             17,039 shares, Mutual Fund-US Treas. Bonds/Notes             173,717        182,139

         Federated GNMA                        2,816 shares, Mutual Fund-US Agencies                         32,068         31,898

*        Shoreline Financial Corporation       93,440 shares of Common Stock                              1,269,617      1,763,674

         Federated Inst.Max- Cap Fund #39      5,317 shares, Mutual Fund-Domestic                            62,806         71,669

         Fidelity Investments-
           Magellen Fund #21                   9,149 shares, Mutual Fund-Domestic                           655,780        786,631

         Fidelity Investments-
           Growth & Income Fund #27            26,423 shares, Mutual Fund-Domestic                          579,747        714,755

         Fidelity Investments-Emerging Mkts    7,075 shares, Mutual Fund-International/Global               105,552        108,523

*        Participant Loans                     Interest Rate (7% - 10%)                                           0        185,563

______________________________________________________________________________





FOR PAPERWORK REDUCTION ACT NOTICE,
SEE THE INSTRUCTIONS FOR FORM 5500.      MGA        Schedule G (Form 5500) 1995


* DENOTES PARTY-IN-INTEREST































Schedule G (Form 5500) 1995                                               Page 2

________________________________________________________________________________

PART II   SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES THAT WERE
          BOTH ACQUIRED AND DISPOSED OF WITHIN THE PLAN YEAR--SEE FORM 5500,
          ITEM 27A.
________________________________________________________________________________


           (a)                                                 (b)                                    (c)                (d)
IDENTITY OF ISSUE, BORROWER,           DESCRIPTION OF INVESTMENT INCLUDING MATURITY DATE,           COSTS OF         PROCEEDS OF
 LESSOR, OR SIMILAR PARTY              RATE OF INTEREST, COLLATERAL, PAR OF MATURITY VALUE        ACQUISITIONS       DISPOSITIONS

________________________________________________________________________________












________________________________________________________________________________

PART III  SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS--SEE FORM 550,
          ITEM 27B
________________________________________________________________________________

                                   AMOUNT RECEIVED                                    (g)
                                DURING REPORTING YEAR               DETAILED DESCRIPTION OF LOAN INCLUDING      AMOUNT OVERDUE
         (b)           (c)       __________________        (f)      DATES OF MAKING AND MATURITY, INTEREST    ___________________
     IDENTITY AND   ORIGINAL                             UNPAID     RATE, THE TYPE AND VALUE OF COLLATERAL,
(a)   ADDRESS OF    AMOUNT OF      (d)        (e)      BALANCE AT    ANY RENEGOTIATION OF THE LOAN AND THE      (h)          (i)
       OBLIGOR        LOAN      PRINCIPAL   INTEREST   END OF YEAR   TERMS OF THE RENEGOTIATION AND OTHER    PRINCIPAL    INTEREST
                                                                                 MATERIAL ITEMS

________________________________________________________________________________




Schedule G (Form 5500)                                                    Page 3

________________________________________________________________________________

PART IV   SCHEDULE OF LEASES IN DEFAULT OR CLASSIFIED AS UNCOLLECTIBLE--SEE
          FORM 5500, ITEM 27C.
________________________________________________________________________________

                                             (d)
(a)    (b)            (c)        TERMS AND DESCRIPTION (TYPE)      (e)        (f)         (g)         (h)         (i)         (j)
     IDENTITY    RELATIONSHIP     OF PROPERTY, LOCATION AND      ORIGINAL   CURRENT      GROSS      EXPENSES      NET       AMOUNT
        OF         TO PLAN,         DATE IT WAS PURCHASED          COST     VALUE AT     RENTAL       PAID      RECEIPTS      IN
      LESSOR/      EMPLOYER,        TERMS REGARDING RENT,                   TIME OF     RECEIPTS     DURING                ARREARS
      LESSEE       EMPLOYEE       TAXES, INSURANCE, REPAIRS,                 LEASE       DURING     THE PLAN
                 ORGANIZATION,        EXPENSES, RENEWAL                                 THE PLAN      YEAR
                   OR OTHER         RENEWAL OPTIONS, DATE                                 YEAR
                   PARTY-IN-         PROPERTY WAS LEASED)
                   INTEREST

________________________________________________________________________________









________________________________________________________________________________

PART V    SCHEDULE OF REPORTABLE TRANSACTIONS--SEE FORM 550, LINE 27D.
________________________________________________________________________________

                                                                                                             (h)
   (a)                 (b)                                                      (f)                        CURRENT       (i)
IDENTITY       DESCRIPTION OF ASSET              (c)         (d)      (e)     EXPENSE           (g)        VALUE OF      NET
OF PARTY    (INCLUDE INTEREST RATE AND         PURCHASE    SELLING   LEASE    INCURRED        COST OF      ASSET ON      GAIN
INVOLVED    MATURITY IN CASE OF A LOAN)         PRICE       PRICE    RENTAL     WITH           ASSET      TRANSACTION     OR
                                                                             TRANSACTION                      DATE       LOSS
*Market     14,917 shares of Shoreline          261,778      N/A       N/A       N/A          261,778       261,778          0
            Financial Corp. Common Stock

*Market     3,212 shares of Shoreline             N/A      55,526      N/A       N/A           38,696        55,526     16,830
            Financial Corp. Common Stock

Market      70,944 shares Fidelity Inst Cash     70,944      N/A       N/A       N/A           70,944        70,944          0

Market      128 shares Fidelity Growth &          N/A       3,332      N/A       N/A            2,794         3,332        538
            Income Fund

Market      862 shares of Fidelity Growth &      22,633      N/A       N/A       N/A           22,633        22,633          0
            Income Fund

* DENOTES PARTY-IN-INTEREST










































Schedule G (Form 5500) 1995                                               Page 4

________________________________________________________________________________

PART VI   SCHEDULE OF NONEXEMPT TRANSACTIONS--SEE FORM 5500, ITEM 27E.
If a nonexempt prohibited transaction occurred with respect to a disqualified person, file Form 5330 with the IRS to pay the excise tax on the transaction.
________________________________________________________________________________

                 (b)                   (c)                                              (g)
   (a)     RELATIONSHIP TO       DESCRIPTION OF                                      EXPENSES                  (i)         (j)
IDENTITY   PLAN, EMPLOYER,    TRANSACTIONS INCLUDING     (d)        (e)      (f)    INCURRED IN      (h)     CURRENT    NET GAIN
OF PARTY      OR OTHER         MATURITY DATE, RATE     PURCHASE   SELLING   LEASE   CONNECTION     COST OF   VALUE OF   OR (LOSS)
INVOLVED  PARTY-IN-INTEREST  OF INTEREST, COLLATERAL,    PRICE     PRICE    RENTAL     WITH         ASSET     ASSET     ON EACH
                              PAR OR MATURITY VALUE                                 TRANSACTION                        TRANSACTION

________________________________________________________________________________






________________________________________________________________________________

PART VII  SCHEDULE OF NONEXEMPT TRANSACTIONS--SEE FORM 5500, ITEM 27F.
If a nonexempt prohibited transaction occurred with respect to a disqualified person, file Form 5330 with the IRS to pay the excise tax on the transaction.
________________________________________________________________________________

                 (b)                   (c)                                              (g)
   (a)     RELATIONSHIP TO       DESCRIPTION OF                                      EXPENSES                  (i)         (j)
IDENTITY   PLAN, EMPLOYER,    TRANSACTIONS INCLUDING     (d)        (e)      (f)    INCURRED IN      (h)     CURRENT    NET GAIN
OF PARTY      OR OTHER         MATURITY DATE, RATE     PURCHASE   SELLING   LEASE   CONNECTION     COST OF   VALUE OF   OR (LOSS)
INVOLVED  PARTY-IN-INTEREST  OF INTEREST, COLLATERAL,    PRICE     PRICE    RENTAL     WITH         ASSET     ASSET     ON EACH
                              PAR OR MATURITY VALUE                                 TRANSACTION                        TRANSACTION

________________________________________________________________________________